JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: August 18, 2025

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Matthew D. Wilks

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Dan Wilks

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Jo Ann Wilks

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Farris Wilks

Farris and Jo Ann Wilks 2022 Family Trust

By:	/s/ Robert Early
Name: Robert Early
Title: Attorney-in-Fact

THRC Holdings, LP

By:	/s/ Robert Early
Name: Robert Early
Title: Attorney-in-Fact

THRC Management, LLC

By:	/s/ Robert Early
Name: Robert Early
Title: Attorney-in-Fact

FARJO Holdings, LP

By:	/s/ Robert Early
Name: Robert Early
Title: Attorney-in-Fact

FARJO Management, LLC

By:	/s/ Robert Early
Name: Robert Early
Title: Attorney-in-Fact

Heavenly Father’s Foundation

By:	/s/ Robert Early
Name: Robert Early
Title: Attorney-in-Fact

Wilks Brothers, LLC

By:	/s/ Robert Early
Name: Robert Early
Title: Attorney-in-Fact

** By:	/s/ Robert Early
Robert Early, as Attorney-in-Fact